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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            EXCEL REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       MARYLAND                                      33-0160389
(State of Incorporation)                         (I.R.S. Employer
                                                Identification No.)

16955 VIA DEL CAMPO, SUITE 110                          92127
   SAN DIEGO, CALIFORNIA                              (Zip Code)
   (Address of Principal
    Executive Offices)


        If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please
check the following box.   / /

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the following box.   / /

        Securities to be registered pursuant to Section 12(b) of the Act:


            Title of Each Class                  Name of Each Exchange on Which
            to be so Registered                  Each Class is to be Registered
            -------------------                  ------------------------------

     Shares of $_____ Series A Cumulative            New York Stock Exchange
         Convertible Preferred Stock
   (Liquidation Preference $25.00 Per Share)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

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Item 1.  Description of Registrant's Securities to be Registered.
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        Excel Realty Trust, Inc., a Maryland corporation (the "Company"), will issue up to 3,450,000 shares of $____ Series A Cumulative Convertible Preferred Stock (Liquidation Preference $25.00 Per Share) of the Company (the "Series A Preferred Stock") pursuant to a Registration Statement on Form S-3 (No. 33-59195) under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on May 9, 1995, as amended by Amendment No. 1 filed with the Commission on May 25, 1995, Amendment No. 2 filed with the Commission on June 1, 1995, Amendment No. 3 filed with the Commission on June 12, 1995, and any prospectus and prospectus supplement filed in accordance with Rule 424(b) under the Securities Act (the "Registration Statement"). A description of the Series A Preferred Stock meeting the requirements of this item appears at pages S-5 through S-6 and pages S-31 through S-36 of the Prospectus Supplement dated January 17, 1997 in the Registration Statement and is incorporated herein by reference.

Item 2.  Exhibits.
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        3.1.    Form of Articles Supplementary.

        3.2.    Amended and Restated Bylaws.*

        4.1.    Form of Series A Preferred Stock Certificate.


        * Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-3 (File No. 33-59195) filed with the Commission on May 9, 1995, as amended by Amendment No. 1 filed with the Commission on May 25, 1995, Amendment No. 2 filed with the Commission on June 1, 1995, and Amendment No. 3 filed with the Commission on June 12, 1995.






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                                   SIGNATURE
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 30, 1997



                                        EXCEL REALTY TRUST, INC.




                                        By: /s/
                                           ---------------------------
                                              Richard B. Muir
                                              Executive Vice President
                                              and Secretary




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